Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-253485) of Clovis Oncology, Inc.,

(2) Registration Statement (Form S-8 No. 333-257168) pertaining to the Clovis Oncology, Inc. Amended and Restated 2020 Stock Incentive Plan and the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan,

(3) Registration Statement (Form S-8 No. 333-238936) pertaining to the Clovis Oncology, Inc. 2020 Stock Incentive Plan and Clovis Oncology, Inc. 2011 Employee Stock Purchase Plan,

(4) Registration Statements (Form S-8 Nos. 333-234600, 333-226523, 333-211948, 333-206193, 333-198022, 333-190565) pertaining to the Clovis Oncology, Inc. 2011 Stock Incentive Plan Amended and Restated,

(5) Registration Statements (Form S-8 Nos. 333-219046 and 333-182278) pertaining to the Clovis Oncology, Inc. 2011 Stock Incentive Plan Amended and Restated and Clovis Oncology 2011 Employee Stock Purchase Plan, and

(6) Registration Statement (Form S-8 No. 333-178283) pertaining to the Clovis Oncology, Inc. 2011 Stock Incentive Plan Amended and Restated, Clovis Oncology, Inc. 2011 Employee Stock Purchase Plan and Clovis Oncology, Inc. 2009 Equity Incentive Plan;

of our reports dated February 23, 2022, with respect to the consolidated financial statements of Clovis Oncology, Inc., and the effectiveness of internal control over financial reporting of Clovis Oncology, Inc., included in this Annual Report (Form 10-K) of Clovis Oncology, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado

February 23, 2022